Exhibit 99.1

Press Release

I-MANY, INC. GRANTED CONTINUED LISTING ON NASDAQ

EDISON, NJ (March 24, 2009) — I-many, Inc. (NASDAQ: IMNY) today announced that, on March 20, 2009, the Company received notification from The NASDAQ Stock Market (“NASDAQ”) that the NASDAQ Listing Qualifications Panel (the “Panel”) has determined to grant the Company’s request to remain listed on The NASDAQ Capital Market, subject to the condition that, among other things, the Company evidence stockholders’ equity at or above $2.5 million on or before May 26, 2009. There can be no assurance, however, that the Company will be able to regain compliance by the deadline established by the Panel.

The Panel’s determination follows a hearing on January 8, 2009 at which the Panel considered the Company’s plan to regain compliance with NASDAQ’s minimum stockholders’ equity requirement.

Safe Harbor for Forward Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Company Contacts

I-many, Inc.

Kevin Harris, CFO

732-452-1515

kharris@Imany.com

or

Investor Relations:

Liolios Group, Inc. 949-574-3860

Ron Both, ron@liolios.com

Geoffrey Plank, geoffrey@liolios.com